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                                                                    EXHIBIT 23.1


                             SULLIVAN & CROMWELL
                                  28th Floor
                           Nine Queen's Road Central
                                   Hong Kong
                              Tel: 852-2826-8688
                              Fax: 852-2522-2280

VIA EDGAR
---------

Sohu.com Inc.,
   7 Jianguomen Nei Avenue,
      Suite 519, Tower 2,
          Bright China Chang An Building,
               Beijing 100005,
                    People's Republic of China.


Dear Sirs:

          We hereby consent to the reference to us under the caption "Validity of Common Stock" in the Prospectus of Sohu.com Inc. included in the Registration Statement filed by Sohu.com Inc. with the United States Securities and Exchange Commission as of the date hereof.

          In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                  Very truly yours,


                                                  /s/ Sullivan & Cromwell